 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2012, United Bancshares, Inc. (the “Company”) announced that Brian D. Young was elected President and Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Company’s wholly owned subsidiary, The Union Bank Company (the “Bank”), effective August 1, 2012.

On June 19, 2012, the Compensation Committee of the Company’s board of directors finalized the modifications to Mr. Young’s compensation as a result of the changes to his employment described above, each to be effective August 1, 2012.  Mr. Young’s base salary will be increased to $249,000 from $195,000.  In addition, Mr. Young’s Salary Continuation Agreement has been amended to provide for an increase in the amounts payable to Mr. Young upon the occurrence of certain events, including retirement, termination of employment without cause, disability and death.  A copy of Mr. Young’s Amended and Restated Salary Continuation Agreement is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Salary Continuation Agreement – Brian Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: June 22, 2012	By: /s/James N. Reynolds
James N. Reynolds Chairman, United Bancshares, Inc.